UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2013

AFFYMAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

4001 Miranda Avenue
Palo Alto, California 94304
(Address of principal executive offices and zip code)

(650) 812 -8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 6, 2013, Affymax, Inc. (the “Company”) entered into an Amendment to Terminate Development and Supply Agreement (the “Termination Amendment”) with Bachem Americas, Inc. (“Bachem”), which provides for the termination of the Development and Supply Agreement between the parties dated as of December 21, 2007 (the “Bachem Agreement”), including all payment and supply and ordering obligations thereunder.  In consideration for the settlement of all outstanding payment and invoice amounts under the Bachem Agreement, the Company agreed to a payment of $5,000,000, as well as a contingent payment in the amount of $1,000,000 payable to Bachem upon the Company’s receipt of a first sale milestone payment from Takeda Pharmaceutical Company Limited, the Company’s licensee, if OMONTYS® is sold in the market in the future.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.02 by reference.

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 28, 2013, the Company received a determination letter (the “Determination Letter”) from the Nasdaq Stock Market LLC (“Nasdaq”) indicating Nasdaq’s belief that the Company should be delisted from Nasdaq, and that absent an appeal, trading in the Company’s common stock would be suspended at the opening of business on June 6, 2013, and a Form 25-NSE would be filed with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on Nasdaq. The Company did not appeal the determination in Nasdaq’s Determination Letter. Accordingly, the Company’s common stock was suspended from trading on the Nasdaq Global Select Market on June 6, 2013, and the Company was delisted from Nasdaq.

The Company was advised that, effective June 6, 2013, its common stock was immediately eligible for quotation on the OTCQB, an electronic quotation service operated by OTC Markets Group Inc. for eligible securities traded over-the-counter. The Company expects that its common stock will also trade on the OTC Bulletin Board.  The Company’s common stock will continue to trade under the symbol AFFY.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4 and June 5, 2013, Ted W. Love, M.D., Kathleen LaPorte and Keith R. Leonard, Jr. notified the Company of their resignation as directors of the Company. Also, on June 6, 2013, Daniel K. Spiegelman (together with Messrs. Love and Leonard and Ms. LaPorte, the “Resigning Directors”) notified the Company of his resignation as director of the Company effective upon the Company’s filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. Each of the Resigning Directors’ decision to resign was not a result of any disagreement or dispute with the Company or its management. Additionally, on June 6, 2013, Richard M. Brenner was appointed as a director of the Company, effective immediately.

Effective June 6, 2013, Herb Cross was terminated as Chief Financial Officer and an employee of the Company, and the Company entered into a consulting agreement with Mr. Cross to provide for “as needed” transitional support to The Brenner Group (“TBG”) in connection with the continuing restructuring efforts of the Company being implemented by TBG, an experienced restructuring firm retained by the Company to provide restructuring support and related management services. Mr. Cross’ consulting agreement provides for an hourly rate based upon Mr. Cross’ current compensation rate and does not include any minimum commitment on the part of the Company or Mr. Cross. In connection with Mr. Cross’ termination of employment, he also entered into an amendment to his employment agreement to provide for an express release and waiver of claims arising under certain federal and state laws.

Effective June 6, 2013, the Company appointed Richard M. Brenner of TBG so serve as Chief Executive Officer, J. Weston Rose of TBG to serve as President and Mark Thompson of TBG to serve as Chief Financial Officer of the Company during the continuing restructuring of the Company.

Richard M. Brenner is the Chief Executive Officer of TBG, J. Weston Rose is a Senior Vice President of TBG and Mark Thompson is an employee of TBG. Effective April 19, 2013, the Company entered into a Consulting Engagement Agreement with TBG (the “TBG Agreement”) to provide the Company with restructuring support and related management services. As compensation for services rendered by TBG, the TBG Agreement provides that the Company must pay TBG hourly rates for the services of TBG employees ranging from $110 - $595 per hour, plus reimbursement for certain expenses incurred by TBG. The TBG Agreement provides for a retainer payable to TBG in the amount of $50,000, and that the retainer shall be replenished whenever the retainer balance is $15,000 or less. None of Messrs. Brenner, Rose or Thompson has any family relationships with any director or executive officer of the Company.

Mr. Brenner, age 64, founded TBG in 1987. Mr. Brenner has more than thirty-five years of experience both as a board member and member of management. He has worked in general and financial management, and has assisted many emerging companies in the roles of President, General Manager, Vice President and Chief Financial Officer. Mr. Brenner has held executive level positions at Formaster Corporation (now TRACE Products), Corvus Systems Inc., US Leasing International Inc., ITEL Corporation, National BankAmericard (now VISA) and Autographic Business Forms Inc. He also served as venture capital consultant to Hillman Ventures. Mr. Brenner is a founder, Director Emeritus of the Board of Directors, and former Chairman of the Audit Committee of Bridge Bank Capital Holdings (NASDAQ:BBNK). Mr. Brenner also serves or has served as a member of the board of directors of several non-profits.

Mr. Rose, age 63, joined TBG in 2008 and manages the firm's Finance and Accounting Group as well as corporate marketing. Mr. Rose has more than 20 years of general management and operational experience in venture capital backed technology companies, having served as CEO or COO with five early stage companies.

Mr. Thompson, age 52, joined TBG in April of 2011. Prior to joining TBG, Mr. Thompson spent 18 years in various senior technology finance roles including CFO at Venrock, Spark Networks, Pay By Touch, Vectiv and MarketTools. Additionally, Thompson held senior financial positions at PeopleSoft, Chiron and Chevron.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On June 6, 2013, the Company held its Annual Meeting of Stockholders (the “Meeting”) at 4009 Miranda Avenue, Palo Alto, CA 94304.  Of the 37,400,135 shares of common stock entitled to be voted at the Meeting, 25,077,079 shares of common stock were voted in person or by proxy, constituting a quorum.

The following matters were considered and voted on at the Meeting:

(1)            The stockholders voted to elect the three Class I director nominees as follows:

Class I Directors	Votes For	Votes Withheld	Broker Non-Votes
Kathleen LaPorte	7,773,686	339,098	16,964,295
Keith R. Leonard, Jr.	7,663,040	449,744	16,964,295
Christine van Heek	7,658,895	453,889	16,964,295

Accordingly, the above persons were elected as directors for a three-year period expiring in 2016 and until his or her successor is elected and has qualified, or, if sooner, until his or her death, resignation or removal.

(2)       The stockholders voted to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  Of the votes cast, 23,579,234 shares were cast in favor, 988,682 votes against, 509,163 abstained and there were no broker non-votes.

(3)       The stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2013 Annual Meeting Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, compensation tables, and narrative discussion.  Of the votes cast, 7,429,953 shares were cast in favor, 618,099 votes against, 64,732 abstained and there were 16,964,295 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC.

Dated: June 6, 2013	By:	/s/ Mark Thompson
Mark Thompson Chief Financial Officer